EXHIBIT 99

                      [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                       MONSANTO COMPANY
                                                       800 NORTH LINDBERGH BLVD
                                                       ST. LOUIS, MISSOURI 63167


RELEASE    Immediately

CONTACT    Media:      Bryan Hurley (314-694-8387)
           Analysts:   Scarlett Lee Foster (314-694-8148)


MONSANTO MANAGEMENT RAISES SECOND-QUARTER AND FISCAL YEAR 2005 EARNINGS PER SHARE ESTIMATES

     ST. LOUIS (March 29, 2005) - Monsanto Company (NYSE: MON) today announced that it is increasing estimates for the company's second-quarter earnings per share (EPS) and raising fiscal-year 2005 guidance as the company's seeds and traits business continues to generate better-than-expected results.

     Solid year-to-date performance globally, higher revenues from corn and soybean traits in the United States, increased corn seed sales in the Europe-Africa region, and higher revenues for Roundup and non-branded glyphosate-based herbicides in all world areas outside of the United States are driving the company's business performance.

     As a result, Monsanto now expects EPS to be in the range of $0.85 to $0.97 on a reported basis, and $2.00 to $2.05 on an ongoing basis for the 2005 fiscal year. (See reconciliation table with this news release.) Previously, Monsanto provided updated EPS guidance for fiscal year 2005, with EPS on an ongoing business basis expected to be toward the upper end of the $1.85 to $2.00 range, or in the range of $0.71 to $0.93 on an as-reported basis.

     For the second quarter, Monsanto now expects EPS on a reported basis to be approximately $1.37 per share, and approximately $1.38 per share on an ongoing basis.

     For the first half of the fiscal year, Monsanto expects EPS to be $1.23 per share on a reported basis and $1.53 per share on an ongoing business basis. Guidance for the first half of the fiscal year has been calculated using diluted shares outstanding. Basic shares outstanding were used previously to calculate first-quarter EPS, as required under generally accepted accounting principles in the United States when a loss from continuing operations is reported.

     Management reiterated its expectation for free cash flow guidance for fiscal-year 2005. Monsanto expects cash from operations to be $1.2 billion. Including free cash used and to be used for the Seminis and Emergent purchases, the company expects net cash required by investing activities to be $2.1 billion. As a result, the company expects free cash flow to be negative $900 million for the 2005 fiscal year.

                                    - more -

     Monsanto will report its complete second-quarter earnings Wednesday,  April
6.

     Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information on Monsanto, see: www.monsanto.com.

                                      -oOo-

Note to Editors: Roundup is a registered trademark owned by Monsanto Company and its wholly owned subsidiaries.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such forward-looking statements may include as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: the company's exposure to various contingencies, including those related to Solutia Inc., litigation, intellectual property, regulatory compliance (including seed quality), environmental contamination and antitrust ;successful completion and operation of recent and proposed acquisitions; fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company's Roundup herbicide; the accuracy of the company's estimates and projections, for example, those with respect to product returns and grower use of the company's products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company's research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company's ability to successfully market new and existing products in new and existing domestic and international markets; the company's ability to obtain payment for the products that it sells; the company's ability to achieve and maintain protection for its intellectual property; the effects of the company's accounting policies and changes in generally accepted accounting principles; the company's ability to fund its short-term financing needs; and other risks and factors detailed in the company's filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

The presentations of ongoing earnings per share (EPS) and free cash flow are not intended to replace net income, cash flows, financial position or comprehensive income, and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EPS to Ongoing EPS: Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

---------------------------------------------------------------------------------------------------------------------
                                                                 Fiscal Year 2005     First Half     Second Quarter
                                                                      Target         Fiscal Year      Fiscal Year
                                                                                    2005 Estimate    2005 Estimate
---------------------------------------------------------------------------------------------------------------------
Diluted Earnings per Share                                        $0.85 - $0.97         $1.23            $1.37
     Estimated Purchase Accounting Adjustments                    $0.78 - $0.85           -                -
     Solutia-Related Charge                                           $0.67             $0.67              -
     Tax Benefit on Loss from European Wheat and Barley business     $(0.39)           $(0.39)             -
     Restructuring Charges - Net                                      $0.03             $0.03            $0.02
     Income on Discontinued Operations                               $(0.01)           $(0.01)          $(0.01)
                                                                 ----------------------------------------------------
Diluted Earnings per Share from Ongoing Operations                $2.00 - $2.05         $1.53            $1.38
-----------------------------------------------------------------====================================================

Reconciliation of Free Cash Flow: Free cash flow represents the total of cash flows from operations and investing activities. With respect to the projected free cash flow guidance for 2005, Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

                                                                Fiscal Year 2005
                                                              Target (in millions)
                                                              --------------------
                                                              --------------------
Net Cash Provided by Operations                                     $1,200
Net Cash Required by Investing Activities                          $(2,100)
                                                              --------------------
                                                              --------------------
    Free Cash Flow                                                 $(900)
Net Cash Provided (Required) by Financing Activities                 N/A
                                                              --------------------
                                                              --------------------
Net Increase (Decrease) in Cash and Cash Equivalents                 N/A
                                                              ====================

                                     - oOo -